                          Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                       New York, New York  10022-4677







August 15, 1997


Panavision Inc.
6219 De Soto Avenue
Woodland Hills, CA 91367

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Panavision Inc. (the "Company") on August 15, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 809,850 shares (the "Shares"), par value $.01 per share, of common stock of the Company (the "Common Stock"). The Shares are issuable upon the exercise of stock options granted and to be granted to participants (the "Participants") under the Panavision Inc. First Amended and Restated Stock Option Plan (the "Plan").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have made such investigations of law, as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized and, when issued, delivered and sold by the Company and paid for by the Participants pursuant to the terms of the Plan for consideration in excess of $.01 per share, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,


/s/ Willkie Farr & Gallagher